Shaping our Platform for Growth
6.4%
7.6% 7.9%
12.2%
11.2%
0.0%
2.5%
5.0%
7.5%
10.0%
12.5%
2002 2003 2004 2005 2006
YTD
Department Store
Market Share
Improvement at
Wholesale*
0
500
1,000
1,500
2,000
2,500
2002 2003 2004 2005 2006E
0
20
40
60
80
100
120
Sales and Operating
Earnings
Improvement for
BWS (millions $)
Operating
Earnings
4.2%
4.8%
5.4% 5.6%
7.0%
0.0%
1.0%
2.0%
3.0%
4.0%
5.0%
6.0%
7.0%
2002 2003 2004 2005 2006
YTD
Operating Margin
Improvement at
Famous Footwear
.Net sales increased from
$1.84 à $2.29 billion in
2005
.Operating earnings
increased from $71 à
$89 million in 2005
.Operating margin
steadily improving at
Famous Footwear
.Wholesale market
share in dept. stores
more than doubled
* Reflects NPD Group Reported POS Dollar Volume.
Year-to-Date October 2006.
Sales
11